CREATOR CAPITAL LIMITED

TO:   Beneficial Shareholders of the Company

In accordance with National Instrument 51-102 “Continuous Disclosure Requirements”, beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Corporation and Annual Reports, if they so request.

Please send me the Quarterly Interim Financial Statements for 2005, together with Managements’ Discussion & Analysis

Please send me the Annual Report for 2005, together with

Managements’ Discussion and Analysis

COMPLETE AND RETURN THIS FORM TO:

Creator Capital Limited

P.O. Box 48228, Bentall Centre

Vancouver,  B.C.

Canada  V7X 1N8

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PLEASE PRINT NAME OF SHAREHOLDER

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MAILING ADDRESS

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CITY/TOWN

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PROVINCE/STATE                   POSTAL/ZIP CODE

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EMAIL ADDRESS

(very important for timely receipt of News Releases and Shareholder Updates)

By signing below, I confirm that I am a shareholder of the Company:

____________________________________________ SIGNATURE OF SHAREHOLDER	_________________ DATE